Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Jagged Peak Inc.

Paul Demirdjian

800-430-1312

Jagged Peak, Inc. Names Andrew J. Norstrud

as Chief Financial Officer

TAMPA, Fla.—(BUSINESS WIRE)—October 12, 2005—Jagged Peak, Inc. (OTC Bulletin Board: JGPK), a global provider of e-Fulfillment, CRM Execution, and Enterprise Demand Management solutions, today announced that it has appointed Andrew J. Norstrud as Chief Financial Officer, effective October 10, 2005. Mr. Norstrud replaces Dan Furlong, who has been acting as the interim Chief Financial Officer. Mr. Furlong will continue in his capacity as Chief Operating Officer.

Mr. Norstrud joined Jagged Peak from Segmentz, Inc., where he served as Chief Financial Officer, playing an instrumental role in achieving the Company’s strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud worked for both Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. He brings Jagged Peak a wealth of knowledge and expertise related to the processes and procedures to streamline financial reporting and operational controls. Mr. Norstrud earned a Master of Accounting with a systems emphasis from the University of Florida and is a Florida licensed Certified Public Accountant.

“Andrew is a highly proactive, result-driven and process-oriented executive manager, with strong accounting, problem solving, administration, organizational, and communication skills,” commented Chief Executive Officer Paul Demirdjian. “Andrew’s strong accounting knowledge and leadership style will continue to strengthen Jagged Peak’s executive management team and we are confident Andrew will be instrumental in the ongoing execution of our growth strategy.”

Mr. Furlong commented, “The accelerated pace and projected growth of Jagged Peak as a public entity has made it impossible for one person to handle the split role. Splitting the roles of COO and CFO will enhance our ability to achieve Company goals and add needed depth to our executive management team.”

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK) is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The Company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in real-time. Founded in 2000, Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2001-2004).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 31, 2004.